SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  October 13, 2015

STATION CASINOS LLC

(exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-54193	27-3312261
(Commission File Number)	(IRS Employer Identification Number)

 1505 South Pavilion Center Drive

Las Vegas, Nevada

(Address of principal executive offices)

89135

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On October 13, 2015, Station Casinos LLC, a Nevada limited liability company (the “Company”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with respect to the acquisition of all of the outstanding membership interests of Fertitta Entertainment LLC, a Delaware limited liability company (“Fertitta Entertainment”) (the “Fertitta Entertainment Acquisition”), with Fertitta Business Management LLC, a Nevada limited liability company, LNA Investments, LLC, a Nevada limited liability company, KVF Investments, LLC, a Nevada limited liability company, FE Employeeco LLC, a Delaware limited liability company (collectively, the “Sellers”) and Frank J. Fertitta III, as seller representative.  All of the Company’s gaming and non-gaming facilities are currently managed by subsidiaries of Fertitta Entertainment pursuant to management agreements entered into on June 17, 2011 (the “Management Agreements”).

The purchase price is $460 million in cash, less amounts paid by the Company in satisfaction of indebtedness of Fertitta Entertainment on the closing date, and subject to reduction based on the amount, if any, of Fertitta Entertainment’s liabilities assumed by the Company. The terms of the Fertitta Entertainment Acquisition were negotiated on behalf of the Company and approved by a special committee of the Company’s board of managers comprised of Dr. James E. Nave and Mr. Robert E. Lewis, each of whom was determined to be disinterested in the Fertitta Entertainment Acquisition, with the assistance and counsel of independent legal and financial advisors retained by such special committee.

The consummation of the Fertitta Entertainment Acquisition, which has been unanimously approved by the Company’s board of managers, is subject to certain closing conditions, including, among other things, (i) the expiration or termination of the waiting period (and any extensions thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the approval of various gaming authorities, and (iii) the closing of the initial public offering (the “IPO”) of Station Casinos Corp., a Delaware corporation and newly formed affiliate of the Company (“SCC”), which has filed a registration statement on Form S-1 on the date hereof.

The Company expects to use a portion of the proceeds from the IPO to pay a portion of the purchase price for the Fertitta Entertainment Acquisition and expects to fund the balance of the purchase price through additional borrowings.  Both the Company and the Sellers have agreed, following the closing, to indemnify the other party for losses arising from certain breaches of the representations, warranties and covenants contained in the Purchase Agreement and for certain other liabilities, subject to certain limitations.

The Fertitta Entertainment Acquisition is expected to be consummated concurrently with the closing of the IPO, but there can be no assurance that the IPO or the Fertitta Entertainment Acquisition will be consummated or as to the date by which the IPO or the Fertitta Entertainment Acquisition will be consummated.  Following the consummation of the Fertitta Entertainment Acquisition, Fertitta Entertainment and its subsidiaries will be wholly-owned subsidiaries of the Company.  The Company expects to enter into employment agreements with its executive officers and other individuals who were employed by Fertitta Entertainment and provided services to the Company through the Management Agreements, with such agreements becoming effective upon the consummation of the Fertitta Acquisition.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2015, the Company announced the promotion of the following senior executives:

Stephen L. Cavallaro, who formerly served as President and Chief Operating Officer, has been promoted to the newly created position of Executive Vice Chairman. Mr. Cavallaro, age 57, has served as President of the Company and Fertitta Entertainment since October 2012, and as Chief Operating Officer of the Company and Fertitta Entertainment since June 2013.  From 2005 to 2012, Mr. Cavallaro served as the Chairman, President and Chief Executive Officer of Cavallaro Consulting Group. From 2001 to 2004, Mr. Cavallaro served as Executive Vice President and Chief Operating Officer of Station Casinos, Inc., the Company’s predecessor entity (“STN”).  Mr. Cavallaro will continue to be bound by his existing employment agreement with Fertitta Entertainment.

Richard J. Haskins, who formerly served as Executive Vice President and General Counsel, has been promoted to President.  Mr. Haskins, age 51, has served as Executive Vice President, General Counsel and Secretary of the Company and Fertitta Entertainment since January 2011 and April 2011, respectively.  Mr. Haskins served as Executive Vice President and Secretary of STN from July 2004 and as General Counsel of STN from April 2002, in each case through June 17, 2011.  Mr. Haskins will continue to be bound by his existing employment agreement with Fertitta Entertainment.

Daniel J. Roy, who formerly served as Executive Vice President of Operations, has been promoted to Executive Vice President and Chief Operating Officer.  Mr. Roy, age 56, has served as Executive Vice President of Operations for the Company since June 2013. From February 2013 to June 2013, Mr. Roy served as Senior Vice President of Gaming Operations for the Company. From 2009 to 2012, Mr. Roy served as Executive Vice President of Operations for Warner Gaming. From 2001 to 2009, Mr. Roy served as Senior Vice President of Operations for STN. The Company entered into an employment agreement with Mr. Roy on January 1, 2014. Mr. Roy’s employment agreement provides for a five-year term, subject to automatic one-year extensions unless either party gives notice at least 30 days prior to the end of the then-current term or unless the employment agreement is otherwise terminated pursuant to its terms. Mr. Roy’s employment agreement provides for a base salary (to be reviewed annually and which may be increased) and an annual bonus, pursuant to our discretionary bonus plan, with a target amount equal to 100% of Mr. Roy’s annual base salary. Mr. Roy’s actual annual bonus amount is based upon the achievement of certain goals and objectives, as well as our overall performance. Mr. Roy’s employment agreement entitles him to certain other benefits and perquisites in addition to those made available to our salaried employees generally. Perquisites for Mr. Roy include, but are not limited to, four weeks of vacation per year. In 2014, Mr. Roy’s annual base salary was in the amount of $500,000.  Mr. Roy also received a bonus in the amount of $400,000 and perquisites valued at $20,958, for a total compensation of $920,598.

If the Fertitta Entertainment Acquisition is consummated, the employment agreements between Fertitta Entertainment and each of the foregoing senior executives are expected to be terminated and superseded by the new employment agreements contemplated in connection therewith.

There are no family relationships between the foregoing senior executives and any other director or executive officer of the Company, and the senior executives have no direct or indirect material interests in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1

Membership Interest Purchase Agreement, dated as of October 13, 2015, by and among Station Casinos LLC, Fertitta Business Management LLC, LNA Investments, LLC, KVF Investments, LLC, FE Employeeco LLC, Fertitta Entertainment LLC and Frank J. Fertitta III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATION CASINOS LLC

Dated: October 13, 2015	By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer